Securities and Exchange Commission

                       Washington D.C. 20549


                            Form 8-K/A
                        (AMENDMENT NO. 1)

                          Current Report


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



          Date of Report (Date of the earliest event reported)




                           June 28, 1996

                        ____________________


                          The Stephan Co.



     Florida                  1-4436               59-0676812
 (State or other          (Commission File      (I.R.S. Employer
  jurisdiction of             Number)            Identification
  incorporation)                                     Number)


               1850 W. McNab Road
            Fort Lauderdale, Florida                  33309
    (Address of principal executive offices)       (Zip Code)



                          (954) 971-0600
      (Registrant's telephone number, including area code)












ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

   (a)  Financial Statements of Businesses Acquired.
     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after July 15, 1996.

   (b)  Pro Forma Financial Information.
     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial statements will be filed by amendment to this Form 8-K no later than 60 days after July 15, 1996.

   (c)  Exhibits.
10.1 - Stock Purchase Agreement dated as of June 26, 1996, between The Stephan Co., Sorbie Acquisition Co., Charles V. Hall, the Preferred Stockholders and others, et. al.

10.2 - The Amended and Restated Sorbie Products Agreement dated
June 27, 1996, between Sorbie Acquisition Co. and Sorbie Trading Limited, Trevor Sorbie International, PLC and Trevor Sorbie, the individual.

10.3 - Letter Agreement dated as of June 28, 1996, between The Stephan Co. and Redken Laboratories, Inc.

10.4 - Letter Agreement dated June 27, 1996, between The Stephan Co. and Samson Arms, Inc.

10.5 - Agreement dated as of June 26, 1996, between The Stephan Co. and Charles V. Hall.

10.6 - Employment agreement dated as of June 27, 1996 between
Charles V. Hall and The Stephan Co.

10.7 - Assumption of Obligations and Indemnity dated June 28, 1996 between The Stephan Co. and Redken Laboratories, Inc.

10.8 - Secured Promissory note dated June 28, 1996 by The Stephan Co. in favor of Redken Laboratories, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on August 22, 1996.

The Stephan Co.

By:

/s/ David Spiegel

David Spiegel
Chief Financial Officer